UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2017

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1717 Main Street

Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on January 9, 2017, John E. Bonn stepped down as President and Chief Executive Officer of Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P. (the “Partnership”, effective January 6, 2017). On February 21, 2017 (the “Effective Date”), Mr. Bonn entered into a Severance Agreement and General Release with the General Partner (the “Release Agreement”).

Under the Release Agreement, provided that Mr. Bonn has not revoked the Release Agreement, Mr. Bonn will receive the Severance Payment (as defined in Mr. Bonn’s Employment Agreement, dated as of March 5, 2015, by and between the General Partner and Mr. Bonn), as previously disclosed. The Release Agreement includes a general release of claims by Mr. Bonn and customary restrictive covenants.

The foregoing description of the Release Agreement is qualified in its entirety by reference to the full text of the Release Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Severance Agreement and General Release, executed February 21, 2017, between Southcross Energy Partners GP, LLC and John E. Bonn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: February 27, 2017	By:	/s/ Kelly J. Jameson
	Name:	Kelly J. Jameson
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Agreement and General Release, executed February 21, 2017, between Southcross Energy Partners GP, LLC and John E. Bonn.